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                                                                      Exhibit(i)
(DECHERT LLP LETTERHEAD)

November 4, 2003

ING Investors Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona 85258-2034

Re:   ING Investors Trust
      Securities Act Registration No. 33-23512
      Investment Company Act File No. 811-5629

Ladies and Gentlemen:

We have acted as counsel to the ING Investors Trust (the "Trust"), a Massachusetts business trust, and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest ($0.001 par value per share) by the Trust in connection with the registration of shares on behalf of the ING PIMCO High Yield Portfolio and the ING Stock Index Portfolio (each a "Series"). In our capacity as counsel, we have examined the Trust's Declaration of Trust, as amended to date, and are familiar with the proceedings of the Board of Trustees authorizing the creation of each Series and its shares of beneficial interest (the "Shares") and the issuance of such Shares to the public.

We have examined originals and certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest ($0.001 par value per share) of each Series of the Trust, registered under the Securities Act of 1933, as amended ("1933 Act") in the above-captioned registration statement ("Registration Statement"), when issued in accordance with the terms described in the Registration Statement as filed on or about November 4, 2003, will be duly and validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Sincerely,



/s/ Dechert LLP